Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Art's-Way Manufacturing Co., Inc.

Armstrong, Iowa

We hereby consent to the incorporation by reference in the Registration Statements on Form S8 (No. 333-169972, No. 333-173914, and No. 333-238469) and Form S-3 (No. 333-264504) of Art's-Way Manufacturing Co., Inc. of our report dated February 18, 2025, relating to the consolidated financial statements for the years ended November 30, 2024 and 2023, which appears in Art's-Way Manufacturing Co., Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2024.

/s/ Eide Bailly LLP

Denver, Colorado

February 18, 2025